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                                                                 Exhibit 10.40

                                    GUARANTY


        GUARANTY (this "Guaranty") given as of February 3, 1998 by STC BROADCASTING, INC., a Delaware corporation (the "Guarantor"), to TUSCALOOSA BROADCASTING, INC., a Maryland corporation ("Tuscaloosa"), WPTZ LICENSEE, INC., a Maryland corporation ("WPTZ Licensee"), and WNNE LICENSEE, INC., a Maryland corporation ("WNNE Licensee") (Tuscaloosa, WPTZ Licensee and WNNE Licensee, collectively, the "Sellers" and, individually a "Seller").

        WHEREAS, Sellers and STC Broadcasting of Vermont, Inc., a Delaware corporation ("Buyer") have entered into an Asset Purchase Agreement, dated as of even date herewith (the "Purchase Agreement"), pursuant to which Buyer has agreed to purchase from Sellers and Sellers have agreed to sell to Buyer substantially all of the assets of the Stations (as defined in the Purchase Agreement);

        WHEREAS, Buyer is a direct or indirect wholly-owned subsidiary of the Guarantor;

        WHEREAS, the Guarantor is receiving direct benefits in connection with the consummation of the transactions contemplated by the Purchase Agreement; and

        WHEREAS, as an inducement to Sellers to enter into and consummate the transactions contemplated by the Purchase Agreemrent, the Guarantor is willing to guarantee the performance obligations of Buyer under the Purchase Agreement and under the other Buyer Documents (as defined in the Purchase Agreement (collectively, the "Transaction Documents"));

        NOW, THEREFORE, in consideration of the foregoing, the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby agrees with Sellers as follows:

        1. GUARANTY. The Guarantor hereby irrevocably and unconditionally guarantees to Sellers the prompt and complete performance of each and every obligation of Buyer, direct or indirect, now existing or hereafter arising, under the Transaction Documents, including, without limitation, the due and punctual performance and observance by Buyer of all of the terms, covenants, and conditions thereunder.

        Subject to the terms and conditions of this Guaranty, this Guaranty is an absolute, unconditional, continuing guarantee, is in no way conditioned upon any event or contingency, or upon any attempt to enforce Buyer's performance under the Transaction Documents or any other right or remedy against Buyer to collect from Buyer through the commencement of legal proceedings or otherwise, and shall be binding upon and enforceable in full against the Guarantor without regard to the genuineness, regularity, validity or enforceability



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of the Transaction Documents or any term thereof or lack of capacity, power or authority of any party executing the Transaction Documents or any circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of this Guaranty or the obligations guaranteed hereby.


          The obligations of the Guarantor hereunder shall not be affected, reduced, impaired, limited or discharged, in whole or in part, by reason of the assertion by Buyer of any claim of any kind relating to Buyer; provided, however, that the foregoing shall not be deemed to constitute a waiver of any claims against the Sellers available to Buyer under the Transaction Documents. The Guarantor hereby acknowledges that it has received and read a copy of each of the Transaction Documents.

          Notwithstanding anything to the contrary set forth in this Guaranty, the Guarantor's obligations hereunder shall be subject to, and the Guarantor shall have the benefit of, any limitations, qualifications or other contingencies on the obligations and liabilities of Buyer under the Transaction Documents, including, without limitation, the provisions of Section 12.4 of the Purchase Agreement.

          2. TERM. This Guaranty is a continuing guaranty and shall continue in full force and effect until all performance obligations of Buyer under the Transaction Documents and all obligations under this Guaranty have been fully and rcompletely satisfied, notwithstanding any act, omission, or thing which might otherwise operate as a legal or equitable discharge of the Guarantor.

          3. OBLIGATIONS ARISE UPON DELIVERY. The obligations of the Guarantor hereunder shall arise absolutely, irrevocably and unconditionally upon execution and delivery of this Guaranty.

          4. MODIFICATIONS TO TRANSACTION DOCUMENTS; BANKRUPTCY. The obligations of the Guarantor hereunder shall not be reduced, limited, waived or terminated as a result of any amendment, waiver or modification of any Transaction Document. The obligations of the Guarantor shall not be released or affected by voluntary or involuntary proceedings by or against Buyer in bankruptcy or for reorganization or other relief under any bankruptcy or insolvency law.

          5. REPRESENTATIONS AND WARRANTIES; COVENANTS. The Guarantor hereby represents and warrants to Sellers as follows: (a) the Guarantor is a corporation duly organized and validly existing under the laws of Delaware;
(b) the execution, delivery and performance of this Guaranty and of every term, covenant or condition herein provided for are within its corporate power and authority, are duly authorized by all proper and necessary corporate action and are not in conflict with its certificate of incorporation and bylaws or any indenture, contract or agreement to which the Guarantor is a party or by which the Guarantor is bound, or with any statute, rule, regulation, decree, judgment or order binding upon the Guarantor and do not require the consent or approval of any governmental authority or other third party which has not been obtained;
(c) this Guaranty has been validly executed by the person authorized to do so by





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the Guarantor and delivered by the Guarantor to Sellers and constitutes a legal, valid and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with its terms except as limited by general principles of equity; and (d) the Guarantor has received adequate, sufficient and valuable consideration for the execution, delivery and performance of this Guaranty.

          6. WAIVERS. The Guarantor hereby waives notice of, and proof of reliance by Sellers upon and acceptance of this Guaranty, and of nonperformance by the Buyer of its obligations under the Transaction Documents and of any other notices or demands of any kind whatsoever and any requirement that Sellers exhaust any right or take any action against Buyer or any other person or entity or any collateral.

          7. SUBROGATION. The Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty or otherwise until the performance in full of all obligations guaranteed pursuant to this Guaranty.

          8. INDEPENDENT OBLIGATIONS. The Guarantor agrees that the obligations of the Guarantor hereunder are irrevocable and are independent of the obligations of Buyer under the Transaction Documents; that a separate action or actions may be brought and prosecuted against the Guarantor regardless of whether any action is brought against Buyer or whether Buyer is joined in any such action or actions; and that the Guarantor waives the benefit of any statute of limitations affecting the liability of the Guarantor hereunder or the enforcement hereof.

          9.       GENERAL PROVISIONS.

                   (a) This Guaranty constitutes the entire agreement of the Guarantor with respect to the subject matter hereof.

                   (b) Failure or delay by Sellers in exercising any rights or remedies hereunder shall not operate as a waiver thereof. A waiver by Sellers on any one occasion shall not be deemed a waiver on any subsequent occasion, nor shall any single or partial exercise of any right by Sellers preclude any other or further exercise thereof or the exercise of any other right. All rights and remedies of Sellers hereunder, under the Transaction Documents, or any other agreement or instrument, or otherwise available to Sellers, shall be cumulative.

                   (c) This Guaranty may not be assigned by the Guarantor without the prior written consent of Sellers. This Guaranty shall inure to the benefit of Sellers and their successors and assigns permitted by the Transaction Documents, and shall be binding upon and enforceable against the Guarantor and its successors and assigns.

                   (d) The headings herein are for purposes of reference only and shall not be considered in construing this Guaranty.






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                (e)     THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The representations and warranties contained herein shall survive the execution and delivery of this Guaranty.

                (f) Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                (g) All notices, demands or other communications which may or are required to be given hereunder or with respect hereto shall be in writing, shall be delivered personally or sent by nationally recognized overnight delivery service, charges prepaid or by registered or certified mail, return receipt requested, or by telecopier (fax), and shall be deemed to have been given or made when personally delivered, the next business day after delivery to such overnight delivery service, five (5) days after deposited in the mail, first class postage prepaid, or when received if sent by telecopier
(fax), addressed or sent as follows:

                      If to Sellers:

                                  Sinclair Broadcast Group, Inc.
                                  2000 W. 41st Street
                                  Baltimore, Maryland 21211
                                  Attn:    David D. Smith, President
                                  Fax:     (410) 467-5043

                      with copies (which shall not constitute notice) to:

                                  Thomas & Libowitz, P.A.
                                  100 Light Street, Suite 1100
                                  Baltimore, Maryland 21202
                                  Attn:    Steven A. Thomas, Esq.
                                  Fax:     (410) 752-2046

                      and to:

                                  Sinclair Communications, Inc.
                                  2000 W. 41st Street
                                  Baltimore, Maryland 21211
                                  Attn:    General Counsel
                                  Fax:     (410) 662-4707

                      If to Guarantor:







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                                  STC Broadcasting, Inc.
                                  3839 4th Street North
                                  Suite 420
                                  St. Petersburg, Florida  33703
                                  Attn:    David Fitz
                                  Fax:     (813) 821-8092

                      with copies (which shall not constitute notice) to:

                                  Hogan & Hartson L.L.P.
                                  555 Thirteenth Street, N.W.
                                  Washington, D.C.  20004
                                  Attn:    William S. Reyner, Jr., Esq.
                                  Fax:     (202) 637-5910

                      and to:

                                  Hicks, Muse, Tate & Furst Incorporated
                                  200 Crescent Court
                                  Suite 1600
                                  Dallas, Texas 75201
                                  Attn:    Larry D. Stuart
                                  Fax:     (214) 740-7355

or such other address as the addressee may indicate by written notice to the other parties.

                (h) The Guarantor hereby irrevocably consents to the nonexclusive jurisdiction and venue of the courts of the State of New York and of any federal court located in New York County, New York, in connection with any action, suit or proceeding arising out of or relating to this Guaranty.
The Guarantor waives the right to a trial by jury in any action, suit or proceeding arising out of or relating to this Guaranty or the Transaction Documents. The Guarantor agrees that a final judgment in any such action, suit or proceeding shall be conclusive for purposes or enforcement in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

                (i) At Sellers' option, the Guarantor may be joined in any action, suit or proceeding against Buyer in connection with the Transaction Documents. The Guarantor shall be conclusively bound by the judgment in any action, suit or proceeding by Sellers against Buyer related to the Transaction Documents as if the Guarantor was a party thereto. The Guarantor shall be so bound even if it is not joined in such action, suit or proceeding.




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        IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date and year first stated above.

                                        STC BROADCASTING, INC.



                                        By:      /s/ David A. Fitz
                                            ---------------------------------
                                        Name:   David A. Fitz
                                        Title:  Chief Financial Officer